                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


     -----------------------------------------------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported):   November 20, 2000

                                VALUECLICK, INC.
               (Exact Name of Registrant as Specified in Charter)





          Delaware                000-30135                     77-0495335
(State or other jurisdiction     (Commission                  (IRS Employer
     of incorporation)           File Number)              Identification No.)


                       4360 Park Terrace Drive, Suite 100,
                                Westlake Village,
                                California 91361
                    (Address of Principal Executive Offices)
                                   (Zip Code)


Registrant's telephone number, including area code   (818) 575-4500



Same
(Former name or Former Address, if Changed Since Last Report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On November 20, 2000, ValueClick, Inc. ("ValueClick" or "we") completed its acquisition of Bach Systems, Inc. ("Bach Systems"), a Florida corporation, by means of an Agreement and Plan of Merger dated as of November 17, 2000 by and among ValueClick, Bach Systems, Inc. and Bach Acquisition Corp. ("Merger Agreement"). The acquisition was accomplished through a forward triangular merger by which Bach Systems, Inc. merged into Bach Acquisition Corp., our wholly owned Delaware corporation subsidiary. The surviving corporation is Bach Acquisition Corp.

Bach Systems does business as onResponse.com and is a leading online affiliate advertising firm. onResponse.com conducts customized cost-per-lead and cost-per-acquisition campaigns on behalf of advertising and direct marketing clients, while also providing new revenue-generating opportunities to over 10,000 website publishers.

We intend to account for the acquisition under the purchase method. The aggregate consideration constituting the purchase price is approximately $5.1 million at closing, and may increase by up to an additional $16.6 million depending on the actual amount of potential earnout payments. The aggregate consideration payable by ValueClick includes:

     -    $825,000 in cash paid on the closing date of the transaction;

     -    750,000 shares of our common stock issued on the closing date;

     - a series of potential earnout payments up to a maximum aggregate amount of approximately $16.6 million paid out in our common stock over the eight successive calendar quarters after the closing date if certain revenue and income before taxes, as defined, milestones are achieved. These earnout opportunities will be included in the purchase price for accounting purposes when the outcome of the contingency is determinable beyond a reasonable doubt. At this time, we have not deemed any of the of the contingencies related to the earnout as determinable beyond a reasonable doubt;

     - $1.0 million in cash payments to a member of Bach Systems' management with a residual equity interest, and;

     - transaction costs estimated at approximately $200,000, which include legal fees, accounting fees, and fees for other related professional services.

Approximately 330,000 shares of common stock will be held in escrow for at least one year after the closing to satisfy Bach Systems' indemnification obligations under the definitive acquisition agreement.

Our issuance of ValueClick stock in the merger was not registered under the Securities Act of 1933, as amended, in reliance upon the Securities Act exemption from the registration requirements for nonpublic offerings, and resale of the issued shares will be restricted under the Securities Act. Pursuant to a Registration Rights Agreement entered into between ValueClick and the former shareholders of Bach Systems at the closing, we agreed to file, at such time when we become eligible to use SEC Form S-3, a shelf registration statement on Form S-3 covering the 750,000 shares of ValueClick stock issued to the stockholders at the closing and any shares of ValueClick stock issued to the stockholders pursuant to the earn-out features of the Merger Agreement. ValueClick has agreed to keep effective such shelf registration statement for a period of three years from the date it first becomes effective.

The excess purchase price over the fair value of the tangible net assets acquired is estimated to be approximately $3.9 million at the closing and will be allocated to identifiable intangible assets, including goodwill. We estimate that we will amortize amounts allocated to goodwill and other identifiable intangible assets over the next three to five years.

The funds used to pay the cash portion of the purchase price were derived from our existing working capital.

All of Bach Systems' former full time employees became employees of the newly formed Bach Acquisition Corp.

At the time of the acquisition there were no material relationships between Bach Systems or any of its stockholders, on the one hand, and ValueClick, any of ValueClick's affiliates, any director or officer of ValueClick or any associate of any such director or officer, on the other hand.

The foregoing descriptions of the terms of the Merger Agreement and related documents and agreements do not purport to be complete statements of the parties' rights and obligations thereunder, and are qualified in their entirety by reference to the definitive documents and agreements, copies of which are attached as exhibits hereto and the contents of which are incorporated herein by reference. Certain additional matters relating to the acquisition are more fully described in ValueClick's press release dated November 20, 2000 which is attached as Exhibit 99.1 hereto and the contents of which are also hereby incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Business Acquired.

     The financial statements for Bach Systems called for by Item 7(a) are attached hereto as Annex A.

     (b)  Pro Forma Financial Information.

     The pro forma financial information with respect to the acquisition of Bach Systems by ValueClick called for by this Item 7(b) is attached hereto as Annex B.

     (c)  Exhibits:

          Exhibit
          Number       Description
          2.1          Agreement and Plan of Merger dated November 20, 2000 by
                       and between ValueClick, Inc., a Delaware corporation,
                       Bach Acquisition Corp., a Delaware corporation and Bach
                       Systems, Inc., a Florida corporation, and certain exhibits and schedules thereto*+

          99.1         Press Release dated November 20, 2000 issued by the
                       ValueClick, Inc.+

*Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules to the Agreement and Plan of Merger have been omitted. Omitted exhibits include the Support Agreements, Florida Certificate of Merger, Certificate of Merger, Stockholders Certificates, Officers Certificates and a Legal Opinion of the seller's counsel. Omitted schedules consist of various customary disclosure schedules. Such exhibits and schedules will be submitted to the Securities and Exchange Commission upon request.

+Previously filed as an Exhibit to the Company's current report on Form 8-K filed with the commission on December 5, 2000 and incorporated herein by this reference.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       ValueClick, Inc.
Date:  February 5, 2001
                                       By: /s/ KURT JOHNSON
                                       -----------------------------
                                           Kurt Johnson
                                           Chief Financial Officer

                                                                         ANNEX A


                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Stockholders of Bach Systems, Inc., d.b.a. onResponse.com

In our opinion, the accompanying balance sheet and the related statements of income and retained earnings and cash flows present fairly, in all material respects, the financial position of Bach Systems, Inc., d.b.a. onResponse.com, at September 30, 2000, and the results of its operations and its cash flows of the for the period from January 1, 2000 through September 30, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.




/s/ PricewaterhouseCoopers LLP

Woodland Hills, California
February 2, 2001

BACH SYSTEMS, INC. D.B.A. ONRESPONSE. COM
BALANCE SHEET
SEPTEMBER 30, 2000
--------------------------------------------------------------------------------

ASSETS
Current assets:
   Cash                                                                         $   758,784
   Accounts receivable, net of allowance for doubtful accounts of $87,000         1,220,014
   Prepaid expenses and other current assets                                          2,020
                                                                            ----------------

   Total current assets                                                           1,980,818

Property and equipment, net                                                          38,511
Other assets                                                                          3,440
                                                                            ----------------

   Total assets                                                                $  2,022,769
                                                                            ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable and accrued expenses                                        $   922,042
   Current portion of capital leases                                                  3,932
                                                                            ----------------

   Total current liabilities                                                        925,974

Commitments and Contingencies (note 5)

Stockholders' equity:
   Common stock, $0 par value; 500 shares authorized,
      75 shares issued and outstanding at September 30, 2000                              -
   Additional paid-in capital                                                           500
   Retained earnings                                                              1,096,295
                                                                            ----------------

   Total stockholders' equity                                                     1,096,295
                                                                            ----------------

   Total liabilities and stockholders' equity                                  $  2,022,769
                                                                            ================

   The accompanying notes are an integral part of these financial statements.

BACH SYSTEMS, INC. D.B.A. ONRESPONSE.COM
STATEMENTS OF INCOME AND RETAINED EARNINGS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
--------------------------------------------------------------------------------

          Revenue                                                     $  6,304,267
          Cost of revenue                                                4,759,683
                                                                  -----------------

              Gross profit                                               1,544,584

          Operating expenses:
            Sales and marketing                                             39,007
            General and administrative                                     656,305
                                                                  -----------------

              Total operating expenses                                     695,311

          Income from operations                                           849,273

          Interest income, net                                               3,455
                                                                  -----------------

              Net income                                               $   852,728

              Retained earnings, at beginning of period                    243,567
                                                                  -----------------

              Retained earnings, at end of period                     $  1,096,295
                                                                  =================

   The accompanying notes are an integral part of these financial statements.

BACH SYSTEMS, INC. D.B.A. ONRESPONSE.COM
STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
--------------------------------------------------------------------------------

         CASH FLOWS FROM OPERATING ACTIVITIES:
                     Net income                                                                 $ 852,728
                     Adjustments to reconcile net income to net cash provided by operating activities:
                                 Depreciation and amortization                                     13,456
                                 Provision for doubtful accounts                                   87,000
                                 Changes in assets and liabilities:
                                             Increase in accounts receivable                    (603,450)
                                             Decrease in prepaid expenses and other assets              6
                                             Increase in accounts payable and accrued
                                             liabilities                                          422,174
                                                                                             -------------

                                             Net cash provided by operating activities            771,914
                                                                                             -------------

         CASH FLOWS FROM INVESTING ACTIVITIES:
                     Purchases of property and equipment                                         (32,343)
                                                                                             -------------

                                             Net cash used in investing activities               (32,343)
                                                                                             -------------

         CASH FLOWS FROM FINANCING ACTIVITIES:
                     Principal payments on capital lease obligations                              (1,481)
                                                                                             -------------

                                             Net cash used in financing activities                (1,481)
                                                                                             -------------

         Net increase in cash                                                                     738,090

         Cash and cash equivalents, beginning of period                                            20,694
                                                                                             -------------

         Cash and cash equivalents, end of period                                                 758,784
                                                                                             =============

         SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
                     Cash paid for interest                                                     $   8,564
                                                                                             =============

   The accompanying notes are an integral part of these financial statements.

BACH SYSTEMS, INC. D.B.A. ONRESPONSE.COM AND FREEBIECLUB.COM
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.       NATURE OF THE BUSINESS

         Bach Systems, Inc., d.b.a. onResponse.com (the "Company") was incorporated in Florida in October 1998. The Company conducts customized cost-per-lead and cost-per-acquisition advertising campaigns on behalf of advertising and direct marketing clients by acting as the liaison with website publishers.

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         USE OF ESTIMATES

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments with an original or remaining maturity of three months or less at the date of purchase to be cash equivalents. Cash equivalents are stated at amortized cost plus accrued interest, which approximates fair value. Cash equivalents consist primarily of money market instruments.

         FAIR VALUE OF FINANCIAL INSTRUMENTS

         The carrying amounts of the Company's financial instruments, which include cash equivalents, accounts receivable, accounts payable and other accrued expenses approximate their fair values due to their short maturities. Based on borrowing rates currently available to the Company for loans with similar terms, the carrying value of capital lease obligations approximates fair value.

         CONCENTRATION OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

         Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. To minimize risk, ongoing credit evaluations of customers' financial condition are performed, although collateral generally is not required. At September 30, 2000, one customer accounted for 17% of gross accounts receivable. For the period from January 1, 2000 to September 30, 2000, 3 customers accounted for 58% of total revenue.

         SEGMENTS AND GEOGRAPHIC INFORMATION

         The Company operates in one industry segment, the internet advertising business and as such, has no other separate reportable segments. The Company's operations are domiciled in the United States of America and, to date, has not had significant foreign operations.

BACH SYSTEMS, INC. D.B.A. ONRESPONSE.COM AND FREEBIECLUB.COM
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         PROPERTY AND EQUIPMENT

         Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Property and equipment held under capital leases, which involve a transfer of ownership, are amortized over the estimated useful life of the asset. Upon retirement or sale, the cost of assets disposed of and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income. Repairs and maintenance costs are expensed as incurred.

         LONG-LIVED ASSETS

         The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of such assets may not be recoverable. Recoverability of these assets is determined by comparing the forecasted undiscounted cash flows attributable to such assets to their carrying value. If the carrying value of the assets exceeds the forecasted undiscounted cash flows, then the assets are written down to their fair value. Fair value is determined based on the discounted cash flows or appraised values, depending upon the nature of the assets. To date, no such impairments have been recorded.

         REVENUE RECOGNITION

         The Company's revenues are primarily derived from the delivery of lead-based advertising to its customers, generally based on actions performed by visitors to a website in the Company's affiliate network. Revenue is recognized in the period that the required customer action is performed, provided that no significant Company obligations remain and collection of the resulting receivable is probable. To date, the Company's agreements have not required guaranteed minimum customer actions. To date, the Company has not had a significant amount of deferred revenues.

         The Company becomes obligated to make payments to third-party websites, which have contracted with the Company to become affiliates, in the period the required customer action is performed. Such expenses are classified as cost of revenue in the accompanying financial statements.

         COST OF REVENUE

         Cost of revenue consists of payments to third party websites in the Company's affiliate network, telecommunications costs and depreciation of equipment used for ad delivery relates to the Company's ad delivery infrastructure.

         SALES AND MARKETING

         Sales and marketing expenses include salaries, sales commissions, employee benefits, travel and related expenses for the Company's sales force, and advertising costs. Sales and marketing costs are charged to operations as incurred. Advertising costs were approximately $23,000 for the period from January 1, 2000 through September 30, 2000.

BACH SYSTEMS, INC. D.B.A. ON RESPONSE.COM AND FREEBIECLUB.COM
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         GENERAL AND ADMINISTRATIVE

         General and administrative expenses include salaries and related employee benefits and expenses for the executive and administrative personnel, and other general overhead expenses.

         COMPREHENSIVE INCOME

         SFAS No. 130, "Reporting Comprehensive Income," requires a full set of general purpose financial statements to be expanded to include the reporting of "comprehensive income." Comprehensive income is comprised of two components, net income and other comprehensive income. For the period from January 1, 2000 through September 30, 2000, the Company did not have any other comprehensive income.

         INCOME TAXES

         The Company has elected to be taxed for federal and state income tax purposes under the provisions of Subchapter S of the Internal Revenue Code and related state statutes, by unanimous consent of its shareholders. Under these provisions, the Company does not pay corporate income taxes on its taxable income. Instead, corporate taxable earnings flow through and are taxed to the individual stockholders. As a result, the Company has not provided for federal and state income taxes since the Company is not subject to a corporate level income tax. The Company periodically may make shareholder distributions to fund the shareholder's tax liabilities resulting from their distributive share of the Company's taxable income.

         RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("Statement No. 133"), as amended by FASB Statements No. 137, "Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133", and No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of Statement 133". Statement No. 133, as amended, requires companies to record derivatives on the balance sheet as assets and liabilities measured at fair value. Under Statement No. 133, as amended, gains and losses in the changes in values of derivatives are to be reported in the statement of operations or as a deferred item, depending in the use of the derivatives and whether they qualify for hedge accounting. The Company is required to adopt Statement No. 133, as amended in the first quarter of 2001. To date, the Company has not engaged in any hedging activity and does not expect adoption of this standard to have a significant impact on the Company.

BACH SYSTEMS, INC. D.B.A. ON RESPONSE.COM AND FREEBIECLUB.COM
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

3.       PROPERTY AND EQUIPMENT

         Property and equipment consisted of the following at September 30, 2000:

                                                               ESTIMATED
                                                              USEFUL LIFE
                                                                (YEARS)
          Computer equipment                                       5               $  55,202
          Furniture and fixtures                                   5                  20,630
                                                                             ---------------
                                                                                      75,832
          Less - accumulated depreciation                                            (37,321)
                                                                             ---------------
                                                                                   $  38,511
                                                                             ===============

         At September 30, 2000, property and equipment under capital leases consist of computer equipment with a cost basis of $6,630. Amortization of property and equipment under capital leases totaled $4,420 for the period from January 1, 2000 through September 30, 2000.

         Depreciation and amortization expense for the period from January 1, 2000 through September 30, 2000 was approximately $7,000.

4.       LINE OF CREDIT

         In March 2000, the Company entered into an agreement with a bank which provides for a $250,000 revolving line of credit for working capital purposes. Borrowings under the term loan expire in March 2001. Borrowings under the revolving line of credit are collateralized by substantially all of the assets of the Company and bear interest at the bank's prime rate plus 2% (11.5% at September 30, 2000). No amounts were outstanding under the line of credit at September 30, 2000. The line of credit was cancelled in January 2001.

5.       COMMITMENTS AND CONTINGENCIES

         The Company leases its facilities under an operating lease expiring in November 2002. Rent expense was approximately $21,000 for the nine-month period ended September 30, 2000.

         Future minimum payments for the operating lease agreements are as follows:

            YEAR ENDING DECEMBER 31,
                2000 (three months)                                                  $  12,167
                2001                                                                    42,824
                2002                                                                    36,930
                                                                               ----------------
                                                                                     $  91,921
                                                                               ================

         Future minimum payments for the capital lease agreement are $3,500 and $2,500 for the years ended December 31, 2000 and 2001, respectively.

BACH SYSTEMS, INC. D.B.A. ON RESPONSE.COM AND FREEBIECLUB.COM
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
--------------------------------------------------------------------------------

6.       SUBSEQUENT EVENT

         November 20, 2000, ValueClick completed its acquisition of the Company in exchange for 750,000 shares of ValueClick's common stock, $2,050,000 in cash paid or payable on the closing date and a series of potential earnout payments up to a maximum aggregate amount of approximately $16.6 million paid out in ValueClick common stock over a period of eight successive calendar quarters after the closing date, based on achieving certain milestones as defined in the merger agreement. The acquisition will be accounted for as a purchase transaction. These financial statements exclude any effect of the transaction.

                                                                       ANNEX B

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements of ValueClick, Inc. ("ValueClick" or the "Company") as of and for the nine-month period ended September 30, 2000 (the "Unaudited Pro Forma Condensed Consolidated Financial Statements") give effect to the Bach Systems, Inc. ("Bach Systems") acquisition under the purchase method of accounting.

The unaudited pro forma condensed consolidated statements of operations for the nine-month period ended September 30, 2000, were prepared assuming that the transaction described above was consummated on January 1, 2000. The unaudited pro forma condensed balance sheet as of September 30, 2000 was prepared assuming the transaction was consummated on September 30, 2000.

The Unaudited Pro Forma Condensed Consolidated Financial Statements are based upon the historical financial statements of the Company, which were previously filed on Form 10-Q and Bach Systems, which are included elsewhere herein, as of and for the nine-month period ended September 30, 2000. The Unaudited Pro Forma Condensed Consolidated Financial Statements may not be indicative of the results that actually would have occurred if the acquisition of Bach Systems had been in effect on the dates indicated or of future results of operations of the combined entity.

The pro forma adjustments and the resulting Unaudited Pro Forma Consolidated Financial Statements have been prepared based upon information and certain assumptions and estimates deemed appropriate by the Company. The Company's management believes, however, that the pro forma adjustments and the underlying assumptions and estimates reasonably present the significant effects of the transaction reflected thereby and that any subsequent changes in the underlying assumptions and estimates will not materially affect the Unaudited Pro Forma Condensed Consolidated Financial Statements presented herein. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to represent what the Company's results of operations actually would have been had the transaction occurred on the date indicated or to project the Company's financial position or results of operations for any future date or period. Furthermore, the Unaudited Pro Forma Consolidated Financial Statements do not reflect changes that may occur as the result of post-transaction activities and other matters.

                                          VALUECLICK, INC.
                        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                        SEPTEMBER 30, 2000

                                                         HISTORICAL                  PRO FORMA
                                                                     BACH           ADJUSTMENTS
                                                 VALUECLICK         SYSTEMS             (b)            PRO FORMA
                                               ---------------   ---------------   ---------------- ---------------
Cash and cash equivalents                     $117,761,000         $759,000        $(1,325,000)     $117,195,000
Marketable securities                           18,172,000                -                           18,172,000
                                                                                                              -
Accounts receivable                              7,250,000        1,307,000                           8,557,000
   Allowance for doubtful accounts                (697,000)         (87,000)                           (784,000)
                                              -------------     ------------       -----------       -----------
Net accounts receivable                          6,553,000        1,220,000                -          7,773,000

Prepaid expenses                                   937,000            2,000                             939,000
Income taxes receivable                            358,000                -                             358,000
Deferred tax assets                             22,610,000                -                          22,610,000
                                              -------------     ------------       -----------       -----------
   CURRENT ASSETS                              166,391,000        1,981,000         (1,325,000)     167,047,000

Property and equipment, net                      2,028,000           39,000                           2,067,000

Goodwill                                         3,986,000                -         4,365,000          8,351,000
Purchased technology                               724,000                -                              724,000
                                              -------------     ------------       -----------      ------------
                                                 4,710,000                -         4,365,000          9,075,000
   Accumulated amortization                     (1,108,000)               -                           (1,108,000)
                                              -------------     ------------       -----------      ------------
Intangible assets, net                           3,602,000                -         4,365,000          7,967,000

Other assets                                       463,000            3,000                              466,000
                                              -------------     ------------       -----------      ------------
   TOTAL ASSETS                               $172,484,000       $2,023,000        $3,040,000       $177,547,000
                                              =============     ============       ===========      ============

Accounts payable and accrued expenses         $  5,061,000       $  922,000        $1,017,000       $  7,000,000
Note payable, current portion                       10,000            4,000                               14,000
Income taxes payable                                     -                -                                    -
Deferred revenue                                   665,000                -                              665,000
Related parety debt                                      -                -                                    -
                                              -------------     ------------       -----------      ------------
   CURRENT LIABILITIES                           5,736,000          926,000         1,017,000          7,679,000

Note payable, less current portion                  12,000                -                               12,000
Deferred tax liabilities                         5,463,000                -                            5,463,000
Minority interest in ValueClick Japan           12,355,000                -                           12,355,000

Preferred stock                                          -                -                                   -
Common stock                                        28,000            1,000             2,000             31,000
Additional paid-In capital                     184,804,000                -         3,117,000        187,921,000
Deferred compensation                           (4,528,000)               -                           (4,528,000)
Retained earnings (accumulated deficit)         (2,028,000)       1,096,000        (1,096,000)        (2,028,000)
Cumulative other comprehensive loss            (29,358,000)             -                            (29,358,000)
                                              -------------     ------------       -----------      ------------
   TOTAL STOCKHOLDERS' EQUITY                   148,918,000       1,097,000         2,023,000        152,038,000
                                              =============     ============       ===========      ============
   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $172,484,000      $2,023,000        $3,040,000       $177,547,000
                                              =============     ============       ===========      ============


                                          VALUECLICK, INC.
              UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                 FOR THE NINE-MONTH PERIOD ENDED
                                         SEPTEMBER 30, 2000

                                                              HISTORICAL                 PRO FORMA
                                                                          BACH          ADJUSTMENTS     PRO FORMA
                                                         VALUECLICK     SYSTEMS         (a) AND (b)     OPERATIONS
                                                      -------------   ------------      -----------    -----------
Revenues                                             $31,812,000     $6,304,000          $        -   $38,116,000
Cost of revenues                                      15,406,000      4,760,000                   -    20,166,000
                                                     -----------    -----------         -----------   -----------
    Gross profit                                      16,406,000      1,544,000                   -    17,950,000

Operating expenses:
  Sales and marketing                                  7,128,000         39,000                   -     7,167,000
  General and administrative                           6,177,000        656,000                   -     6,833,000
  Product development                                  2,957,000              -                   -     2,957,000
  Stock-based compensation                             3,673,000              -                   -     3,673,000

  Amortization of intangibles                            674,000              -            655,000     1,329,000
                                                      ----------       ----------       ----------    ----------
    Total operating expenses                          20,609,000          695,000          655,000    21,959,000
                                                      ----------       ----------       ----------    ----------
Income (Loss) from operations                         (4,203,000)         849,000         (655,000)   (4,009,000)

  Interest income, net                                 2,591,000            4,000                -     2,595,000
  Loss on sale of marketable securities               (9,007,000)               -                -    (9,007,000)
  Gain on subsidiary stock issuance                   13,656,000                -                -    13,656,000
  Gain on sale of subsidiary stock                     1,076,000                -                -     1,076,000
                                                      ----------       ----------        ----------    ----------
Income (loss) before income taxes and minority         4,113,000          853,000         (655,000)    4,311,000
  Provision for income taxes                          (3,369,000)               -         (341,000)   (3,710,000)
                                                      ----------       ----------        ----------    ----------
Income (loss) before minority interest                   744,000          853,000         (996,000)      601,000
  Minority share of income in ValueClick Japan          (283,000)               -                -      (283,000)
                                                      ----------       ----------        ----------    ----------

    Net Income (loss)                                    461,000          853,000         (996,000)      318,000
                                                     ===========      ===========       ===========    ==========
Pro Forma net income per common share:
   Basic                                                                                              $     0.01
   Diluted                                                                                            $     0.01
                                                                                                      ===========
Pro Forma shares used to calculate net income per common share:
   Basic                                                                                               23,133,854
   Diluted                                                                                             24,813,554
                                                                                                     ============


                              VALUECLICK, INC.
     NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                  AS OF AND FOR THE NINE-MONTH PERIOD ENDED
                             SEPTEMBER 30, 2000

1.      BASIS OF PRESENTATION:

        The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine-month period ended September 30, 2000, are presented as if the transaction occurred at the prior to January 1, 2000. The Unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the transaction occurred on September 30, 2000. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the period presented may not be indicative of the results which would have actually occurred if the transactions had been in effect on the date or for the periods indicated or which may result in the future.

2.      PRO FORMA ADJUSTMENTS:

        The pro forma adjustments to the unaudited pro forma condensed consolidated financial statements reflect the following;

        a) INCOME TAXES - The adjustment for income taxes represents the tax effect of Bach Systems' income before taxes computed a 40% income tax rate for estimated federal and state income taxes.

        b) GOODWILL - The recognition of goodwill is a result of applying purchase accounting to these transactions and will be amortized over a five year period. The amortization of this goodwill is not deductible for tax purposes, therefore yielding a higher effective tax rate than would be expected from applying an effective tax rate of 40% to income before taxes.

        c) NET INCOME PER COMMON SHARE - Shares used in the calculation of pro forma basic and diluted net loss per common share reflect the issuance of the 750,000 shares of common stock issued as part of the Bach Systems Acquisition, as if the shares had been issued on January 1, 2000.